   As filed with the Securities and Exchange Commission on February 22, 1999
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CD WAREHOUSE, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                  73-1504999
   (State or other jurisdiction                      (I.R.S. Employer
 of incorporation or organization)                  Identification No.)

                               1204 Sovereign Row
                         Oklahoma City, Oklahoma 73108
                                 (405) 949-2422
   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

 Jerry W. Grizzle, President                        COPIES TO:
     CD Warehouse, Inc.                      Jeanette C. Timmons, Esq.
     1204 Sovereign Row                  Day, Edward, Federman, Propester
Oklahoma City, Oklahoma 73108                   & Christensen, P.C
      (405) 949-2422                        210 Park Ave., Suite 2900
                                          Oklahoma City, Oklahoma 73102
                                                 (405) 239-2121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ] If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-58451
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Title of each class of          Amount to be       Proposed maximum               Proposed maximum aggregate     Amount of
securities to be registered     registered (1)     offering price per unit (2)    offering price (2)             Registration fee(3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value per share          316,430                $11.40625                       $3,609,279.60                $1,003.38
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to the offering from time to time of an aggregate of 316,430 shares (the "Offered Shares") of the Registrant's common stock, par value $.01 per share ("Common Stock"), consisting of: (a) 29,000 shares of the Registrant's Common Stock received by certain purchasers of the Common Stock in a private placement exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act"), pursuant to Regulation D under the Act, (b) 25,000 shares of Common Stock issuable in connection with stock options; (c) 100,000 shares of Common Stock issuable upon the exercise of certain warrants granted to the underwriters of the Company's initial public offering in January 1997; and (d) 162,430 shares of Common Stock issuable upon the exercise of certain warrants granted to the placement agents of a Regulation D/Regulation S private placement effected in May 1998. This Registration Statement also includes such indeterminate number of shares issuable in respect of the Offered Shares in connection with stock splits, stock dividends and similar transactions.
(2) Calculated in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Common Stock on [February 16, 1999], on the Nasdaq SmallCap Market.
(3) The registration fee was calculated pursuant to Rule 457(c), as $278 per $1 million, pro rated for amounts less than $1 million.


THE REGISTRANT HEREBY REQUESTS THE SECURITIES AND EXCHANGE COMMISSION TO DECLARE THIS REGISTRATION STATEMENT EFFECTIVE IMMEDIATELY UPON FILING PURSUANT TO RULE 462 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                           INCORPORATION BY REFERENCE

     This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") by CD Warehouse, Inc. (the "Company") pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-58451), including each of the documents incorporated by reference therein, which relates to the offering of up to $28,169,192.50 of securities of the Company and was filed with the Commission on July 2, 1998 and declared effective on September 11, 1998.

Item 16.  Exhibits.

     Exhibit Number     Name of Exhibit
     ---------------    ---------------

      5.1* Opinion of Day, Edwards, Federman, Propester & Christensen, P.C. as to the legality of the securities being registered

     23.1*              Consent of Ernst & Young, LLP.

     23.2*              Consent of Arthur Andersen, LLP

     24.1* Consent of Day, Edwards, Federman, Propester & Christensen, P.C. (included in Exhibit 5.1)

*    Filed herein.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereon duly authorized in the City of Oklahoma City, State of Oklahoma, on February 18, 1999.


                              CD WAREHOUSE, INC.
                              a Delaware corporation


                              By: /s/ Jerry W. Grizzle
                                  ------------------------------------------
                                  Jerry W. Grizzle, Chairman of the Board of
                                  Directors and President


                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry W. Grizzle and Doyle E. Motley, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Securities and Exchange Commission Rule 462, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the require of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Name                             Title                             Date
         ----                             -----                             ----
/s/ Jerry W. Grizzle          President, Chief Executive Officer      February 17, 1999
--------------------------    and Chairman of the Board
 Jerry W. Grizzle             (Principal Executive Officer)

/s/ Gary D. Johnson           Executive Vice President, Chief         February 18, 1999
--------------------------    Operating Officer and Director
Gary D. Johnson               (Principal Executive Officer)

/s/ Christopher M. Salyer     Director                                February 17, 1999
---------------------------
Christopher M. Salyer

/s/ Ronald V. Perry           Director                                February 17, 1999
----------------------------
Ronald V. Perry

/s/ Robert O. McDonald        Director                                February 17, 1999
----------------------------
Robert O. McDonald

/s/ Doyle E. Motley           Senior Vice President and Chief         February 17, 1999
----------------------------  Financial OfficerDoyle E. Motley
                              (Principal Financial and Accounting
                              Officer)

                                      II-3